Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS FIRST-QUARTER 2022 RESULTS
FIRST-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 30.3%; SAME-UNIT REVENUE UP 9.6%
•GAAP EPS UP 19.6%; ADJUSTED EPS UP 28.3%
•INCOME FROM CONTINUING OPERATIONS UP 15.8%; ADJUSTED EBITDA UP 26.7%
CLEVELAND (April 28, 2022) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ”, or the “Company”), a leading provider of financial, insurance and advisory services, today announced results for the first quarter ended March 31, 2022.

For the 2022 first quarter, CBIZ recorded revenue of $391.7 million, an increase of $91.0 million, or 30.3%, compared with $300.7 million reported for the same period in 2021. Acquired operations, net of divestitures, contributed $62.2 million, or 20.7%, to revenue growth. Same-unit revenue increased by $28.8 million, or 9.6%, for the quarter, compared with the same period a year ago. Income from continuing operations was $58.1 million, or $1.10 per diluted share, compared with $50.2 million, or $0.92 per diluted share, for the same period a year ago. Excluding the transaction and integration costs associated with the Marks Paneth acquisition, adjusted earnings per share was $1.18 for the 2022 first quarter.

Adjusted EBITDA for the quarter was $92.9 million, compared with $73.3 million for the same period in 2021. Schedules reconciling Adjusted EBITDA and Adjusted EPS to the most directly comparable GAAP measures can be found in the tables of this release.

During the first quarter, the Company repurchased approximately 148 thousand shares of its common stock on the open market. Between March 31, 2022, and April 27, 2022, the Company repurchased an additional 170 thousand shares. The balance outstanding on the Company’s unsecured credit facility on March 31, 2022, was $298.9 million with $94.8 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We started the year with tremendous momentum and have continued it through the first quarter. We achieved growth across every major

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business service line fueled by strong client demand for both our essential, recurring services and our more discretionary, project-based services, coupled with our ongoing efforts to enhance pricing.

“We are pleased to report double-digit growth as we successfully navigate this business climate by focusing on our people. Our investments in recruitment, retention and the tools and systems that support our teams enable us to deliver the high-quality service our clients have come to rely on from CBIZ. The initial performance of Marks Paneth, the acquisition we completed in January, bolsters our optimism for the remainder of the year with early results coming in as expected. Given our strong start, we are pleased to reaffirm our guidance at the high end of the range we provided in February,” Grisko concluded.

2022 Outlook
•The Company expects revenue to grow within a range of 19% to 21% over the prior year.
•Although a number of factors may impact the tax rate, the Company expects an effective tax rate of approximately 25%.
•The Company expects a weighted average fully diluted share count of approximately 53.0 million shares.
•On a GAAP basis, the Company expects full-year fully diluted earnings per share from continuing operations to grow within a range of 43% to 46%, to $1.89 to $1.93 per share, over the $1.32 per share reported in 2021.
•The Company expects adjusted fully diluted earnings per share from continuing operations to grow within a range of 20% to 22%, to $1.99 to $2.03 per share, over the adjusted $1.66 reported for 2021. A schedule reconciling GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS is attached.
Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants may register at https://dpregister.com/sreg/10165078/f21a7d0e64.

About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 offices in 32 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.

Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the impact of COVID-19 on the Company’s business and operations and those of our clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and

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economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(In thousands, except percentages and per share data)

	Three Months Ended March 31,
	2022	%	2021	%
Revenue	$391,722	100.0%	$300,730	100.0%
Operating expenses (1)	290,299	74.1	223,971	74.5
Gross margin	101,423	25.9	76,759	25.5
Corporate general and administrative expenses (1)	16,309	4.2	14,483	4.8
Operating income	85,114	21.7	62,276	20.7
Other (expense) income:
Interest expense	(1,259)	(0.3)	(877)	(0.3)
Other (expense) income, net (1) (2)	(6,403)	(1.6)	4,789	1.6
Total other (expense) income, net	(7,662)	(1.9)	3,912	1.3
Income from continuing operations before income tax expense	77,452	19.8	66,188	22.0
Income tax expense	19,321		15,972
Income from continuing operations	58,131	14.8	50,216	16.7
Loss from operations of discontinued businesses, net of tax	(4)		(7)
Net Income	$58,127	14.8%	$50,209	16.7%

Diluted income per share:
Continuing operations	$1.10		$0.92
Discontinued operations	—		—
Net income	$1.10		$0.92

Diluted weighted average common shares outstanding	52,955		54,436
Other data from continuing operations:
Adjusted EBITDA (3)	$92,896		$73,317

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other (expense) income, net." The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."
Income and expenses related to the deferred compensation plan for the three months ended March 31, 2022, and 2021 are as follows (in thousands):

	Three Months Ended March 31,
	2022	% of Revenue	2021	% of Revenue
Operating (income) expenses	$(5,667)	(1.4)%	$4,616	1.5%
Corporate general and administrative (income) expenses	(811)	(0.2)%	496	0.2%
Other (expense) income, net	(6,478)	(1.6)%	5,112	1.7%

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended March 31, 2022, and 2021 are as follows (in thousands):

	Three Months Ended March 31,
	2022				2021
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$101,423	$(5,667)	$95,756	24.4%	$76,759	$4,616	$81,375	27.1%
Operating income	85,114	(6,478)	78,636	20.1%	62,276	5,112	67,388	22.4%
Other (expense) income, net	(6,403)	6,478	75	—%	4,789	(5,112)	(323)	(0.1)%
Income from continuing operations before income tax expense	77,452	—	77,452	19.8%	66,188	—	66,188	22.0%

(2)Included in "Other (expense) income, net" for the three months ended March 31, 2022 and 2021, is expense of $0.6 million and expense of $0.7 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended March 31,
	2022	2021
Revenue
Financial Services	$288,746	$204,149
Benefits and Insurance Services	92,486	87,239
National Practices	10,490	9,342
Total	$391,722	$300,730

Gross Margin
Financial Services	$78,946	$62,403
Benefits and Insurance Services	19,829	20,306
National Practices	914	801
Operating expenses - unallocated (1):
Other expense	(3,933)	(2,135)
Deferred compensation	5,667	(4,616)
Total	$101,423	$76,759

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other (expense) income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other (expense) income, net."

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CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Net income	$58,127	$50,209
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	8,173	6,252
Bad debt expense, net of recoveries	549	58
Adjustments to contingent earnout liability, net	642	660
Stock-based compensation expense	3,689	2,855
Other noncash adjustments	2,996	3,444
Net income, after adjustments to reconcile net income to net cash used in operating activities	74,176	63,478
Changes in assets and liabilities, net of acquisitions and divestitures	(125,062)	(78,299)
Operating cash flows used in continuing operations	(50,886)	(14,821)
Operating cash used in discontinued operations	(4)	(6)
Net cash used in operating activities	(50,890)	(14,827)
Net cash (used in) provided by investing activities	(81,531)	229
Net cash provided by (used in) financing activities	170,446	(2,960)
Net increase (decrease) in cash, cash equivalents and restricted cash	38,025	(17,558)
Cash, cash equivalents and restricted cash at beginning of year	$150,474	$170,335
Cash, cash equivalents and restricted cash at end of period	$188,499	$152,777

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$558	$6,778
Restricted cash	33,394	27,618
Cash equivalents included in funds held for clients	154,547	118,381
Total cash, cash equivalents and restricted cash	$188,499	$152,777

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CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands)

	March 31, 2022	December 31, 2021
Cash and cash equivalents	558	1,997
Restricted cash	33,394	30,383
Accounts receivable, net	365,758	242,168
Current assets before funds held for clients	412,494	293,765
Funds held for clients	199,065	157,909
Goodwill and other intangible assets, net	951,902	840,783

Total assets	1,942,444	1,627,934

Current liabilities before client fund obligations	257,761	265,174
Client fund obligations	200,614	158,115
Total long-term debt, net	298,541	154,851

Total liabilities	1,182,596	923,386

Treasury stock	(707,088)	(694,716)

Total stockholders' equity	759,848	704,548

Debt to equity	39.3%	22.0%
Days sales outstanding (DSO) - continuing operations (1)	94	71

Shares outstanding	52,294	52,038
Basic weighted average common shares outstanding	52,119	52,637
Diluted weighted average common shares outstanding	52,955	53,723

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on March 31, 2021 was 91.

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CBIZ, INC.
GAAP RECONCILIATION
Income from Continuing Operations to Adjusted EBITDA (1)
(In thousands)

	Three Months Ended March 31,
	2022	2021
Income from continuing operations	$58,131	$50,216
Interest expense	1,259	877
Income tax expense	19,321	15,972
Transaction costs related to Marks Paneth (2)	1,329	—
Integration & retention costs related to Marks Paneth (2)	4,684	—
Depreciation	2,779	2,553
Amortization	5,394	3,699
Adjusted EBITDA	$92,896	$73,317

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, "Income from continuing operations." Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders as a performance measurement to evaluate, assess and benchmark the Company's operational results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.

CBIZ, INC.
GAAP RECONCILIATION
Income and Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Income and EPS(1)
(In thousands, except per share data)

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
	Amounts	EPS	Amounts	EPS
Income from continuing operations	$58,131	$1.10	$50,216	$0.92
Adjustments:
Transaction costs related to Marks Paneth (2)	1,329	0.03	—	—
Integration & retention costs related to Marks Paneth (2)	4,684	0.09	—	—
Income tax effect related to adjustments	(1,500)	(0.04)	—	—
Adjusted income from continuing operations	$62,644	$1.18	$50,216	$0.92

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted Income and Adjusted EPS to the most directly comparable GAAP financial measures, “Income from continuing operations” and "Diluted earnings per share from continuing operations." Adjusted Income and Adjusted EPS are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted Income and Adjusted EPS, which excludes significant non-operating related gains and losses, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.

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CBIZ, INC.
GAAP RECONCILIATION
Full Year 2022 EPS from Continuing Operations Guidance to Full Year 2022 Adjusted Diluted EPS

	Full Year 2022 Guidance
	Low	High
Diluted EPS - GAAP Guidance	$1.89	$1.93
Transaction and integration costs related to Marks Paneth (1)	0.10	0.10
Adjusted Diluted EPS Guidance	$1.99	$2.03

GAAP Diluted EPS for 2021	$1.32	$1.32
Adjusted Diluted EPS for 2021 (2)	$1.66	$1.66
GAAP Diluted EPS Range	43%	46%
Adjusted Diluted EPS Range	20%	22%

(1)Includes estimated transaction and integration costs related to the Marks Paneth acquisition. Such costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.
(2)A reconciliation between income from continuing operations and adjusted income from continuing operations and a reconciliation between GAAP Diluted EPS and Adjusted Diluted EPS for fiscal year ended December 31, 2021 are presented as follows:

	Twelve Months Ended December 31, 2021
	In thousands	EPS
Income from continuing operations	$70,911	$1.32
Adjustments:
Gain on sale of operations, net	(6,311)	(0.12)
Legal settlement, net	30,468	0.57
Income tax effect related to adjustments	(5,746)	(0.11)
Adjusted income from continuing operations	$89,322	$1.66

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